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                                                                  EXHIBIT 10(n)


                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


                                    between


                               AARON RENTS, INC.

                                   "Company"


                                      and


                           FIRST UNION NATIONAL BANK

                                     "Bank"




                          Dated as of October 1, 2000


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                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


         THIS AGREEMENT (the "Agreement"), dated as of October 1, 2000 between AARON RENTS, INC., a Georgia corporation ("Company"), and FIRST UNION NATIONAL BANK, a national banking association ("Bank");

                                  WITNESSETH:

         In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Company, the parties agree as follows:

         1.       DEFINITIONS.

                  1.1 Defined Terms. Capitalized terms that are not otherwise defined herein shall have the meanings set forth below. If not so defined below or herein, such capitalized terms shall have the meanings assigned to them in the Indenture.

         "Affiliate" of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

         "Arbitration Rules" has the meaning set forth in Section 8.15.

         "Authority" shall mean any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof.

         "Bonds" means the $4,200,000 Fort Bend County Industrial Development Corporation Industrial Development Revenue Bonds (Aaron Rents, Inc. Project), Series 2000.

         "Bond Documents" means, collectively, the Indenture, Loan Agreement, the Bonds, the Remarketing Agreement, the Placement Agreement and the Placement Memorandum, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Business Day" shall mean any day on which the offices of the Bank at which drawings on the Letter of Credit are made, the Trustee, the Paying Agent, the Tender Agent, the Bond Registrar and the Remarketing Agent are each open for business (which is not a Saturday or Sunday) and on which the New York Stock Exchange is not closed.


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         "Change of Law" shall mean the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Authority.

         "Conversion Draft" shall have the meaning ascribed to such term in the Letter of Credit.

         "Credit Agreement" means Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 6, 1995, between the Company and Banks named therein (including the Bank), as amended or modified from time to time.

         "Default" or "default" means any of the events specified in Section 7.1, whether or not any requirement in such Section for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

         "Default Rate" means the "default rate" of interest per annum equal to the Prime Rate plus 2% per annum.

         "Disputes" has the meaning set forth in Section 8.15.

         "Event of Default" means any event specified as such in Section 7.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

         "Indenture" means the Trust Indenture, dated as of October 1, 2000, by and between the Issuer and First Union National Bank, as trustee, as it may be modified from time to time.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in interest rates or to hedge such Person's interest rate risk exposure.

         "Issuer" means Fort Bend County Industrial Development Corporation and its successors and assigns.

         "Loan Agreement" means the Loan Agreement, dated as of October 1, 2000, between the Issuer and the Company, as amended from time to time.

         "Loan Documents" means this Agreement, the Pledge Agreement, any Interest Rate Agreement, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

         "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or the Bond Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, any Subsidiary and/or any other Person obligated under any of the Loan Documents


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or the Bond Documents, or (iii) material adverse effect upon the ability of
Company, any Subsidiary or any other Person to fulfill any obligation under any of the Loan Documents or the Bond Documents.

         "Obligations" means all obligations now or hereafter owed to Bank by Company, whether related or unrelated to the Letter of Credit and Company's reimbursement obligations hereunder, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents and the Bond Documents, or arising out of the transactions described therein, including, without limitation, sums advanced to pay overdrafts on any account maintained by Company with Bank, reimbursement obligations for other outstanding letters of credit or banker's acceptances issued for the account of Company or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Company or its Subsidiaries, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. ss.101 between Bank and Company whenever executed, all fees, all costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Company, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

         "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

         "Placement Agreement" means the Placement Agent Agreement, dated the date of issuance of the Bonds by and among the Issuer, the Company and First Union National Bank, as Placement Agent for the Bonds.

         "Pledge Agreement" means the Pledge Agreement dated as of October 1, 2000 from the Company to the Bank, as amended, restated or supplemented from time to time.

         "Prime Rate" means that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Company acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank. The rate of Bank's Prime Rate as that rate may change from time to time with changes to occur on the date Bank's Prime Rate changes.

         "Private Placement Memorandum" the Private Placement Memorandum dated the date of issuance of, and relating to, the Bonds.

         "Project" shall have the meaning ascribed to the term in the Indenture.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of October 1, 2000, by and between the Company and First Union National Bank, as Remarketing Agent, as supplemented and amended from time to time.


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         "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

         "Stated Expiration Date" means October 15, 2003, the expiration date of the Letter of Credit.

         "Subsidiary" means any corporation, partnership or other entity in which Company, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

         "Tender Advance" has the meaning assigned to that term in Section 2.3 of this Agreement.

         "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

         "Termination Date" means the last day a drawing is available under the Letter of Credit.

         "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

                  1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

         2.       THE LETTER OF CREDIT FACILITY.

                  2.1. Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article III hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

                  2.2. Reimbursement and Other Payments. Except as otherwise provided in Section 3.3 below, the Company shall pay to the Bank:

                  (a) on or before 3:00 P.M. on the date that any amount is drawn under the Letter of Credit, a sum (together with interest on such sum from the date such amount is drawn until the same is paid, at the rate per annum provided in clause (b) of this Section 2.2) equal to such amount so drawn under the Letter of Credit;

                  (b) on demand, interest on any and all amounts remaining unpaid by the Company when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the lesser of


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         the Prime Rate plus two percent (2%) or the highest lawful rate permitted by applicable law, provided, after an Event of Default, interest shall accrue at the Default Rate;

                  (c) within 10 days of demand by the Bank, any and all reasonable expenses actually incurred by the Bank in enforcing any rights under this Agreement and the other Loan Documents; and

                  (d) within 10 days of demand by the Bank all charges, commissions, costs and expenses set forth in Sections 2.4, 2.11 and
         8.3 hereof

                  2.3.     Tender Advances.

                  (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 3.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Company on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 3.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 2.2(a) above. Notwithstanding any other provision hereof, the Company shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 2.3(d) hereof; (ii) on the date one year and one day following the date of such Tender Advance; or (iii) the Termination Date. The Company may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid.

                  (b) The Company shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the Default Rate, payable on demand and on the date such amount is paid in full.

                  (c) Pursuant to the Pledge Agreement the Company has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft or a Conversion Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Company's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Company, as provided for in Section 3 of the Pledge Agreement.

                  (d) Prior to or simultaneously with the resale of Pledged Bonds, the Company shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (A) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts or a Conversion Drafts relating to such Bonds, plus (B) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such


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         payment shall be applied by the Bank in reimbursement of such drawings
         (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Company irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by Company to the Bank pursuant to this paragraph
         (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

                  (e) Nothing herein shall affect any of the Company's obligations under any Interest Rate Agreement, including Company's obligation to pay breakage fees, if any, as described therein.

                  2.4.     Letter of Credit Commission and Fees

                  (a) The Company shall pay to the Bank a fee or commission at the rate of half of one percent (0.5%) per annum on the amount available to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Termination Date, payable annually in advance on the date of issuance and thereafter payable on anniversary of the date of issuance of each year, commencing October 26, 2001.

                  (b) The Company shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

                  (c) The Company shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with its terms, a fee of $50 per drawing.

                  2.5. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank's discretion.

                  2.6. Computation. All payments of interest, commission, annual letter of credit fees and other charges under this Agreement shall be computed on the per annum basis of a year of 365 days and calculated for the actual number of days elapsed.

                  2.7. Payment Procedure. All payments made by the Company under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's office in Atlanta, Georgia before 2:00 p.m. (prevailing Eastern time) on the date when due, except for payments made pursuant to Section 2.2(a).

                  2.8. Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement and the other Loan


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Documents, the same shall be deemed to have fallen on the next succeeding
Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

                  2.9. Extension of Stated Expiration Date. The Bank may, in its sole and absolute discretion, agree that the Stated Expiration Date may be extended for successive one-year terms effective each anniversary date of the issuance of the Letter of Credit.

                  2.10. Statement of Account. If Bank provides Company with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Company, unless objected to with specificity by Company in writing within forty-five (45) days after receipt.

                  2.11.    Increased Costs; Reduced Returns.

                  (a) If after the date hereof, a Change of Law or compliance by Bank with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject Bank to any tax, duty or other charge with respect to the Letter of Credit or its obligations hereunder, or shall change the basis of taxation of payments to Bank of the principal of or interest on Letter of Credit or its obligations hereunder or any other amounts due under this Agreement or the other Loan Documents in respect of the Letter of Credit or its obligations hereunder (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank's principal executive office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, Bank; or (iii) shall impose on the Bank or the London Interbank Market any other similar condition affecting the Letter of Credit or its obligations hereunder; and the result of any of the foregoing is to increase the cost to Bank of making or maintaining Letter of Credit or its obligations hereunder, or to reduce the amount received or receivable by Bank under this Agreement, under the Letter of Credit or hereunder or under the other Loan Documents with respect thereto, by an amount deemed by Bank to be material, then, within fifteen (15) days after demand by Bank, Company shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction.

                  (b) If Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the direct effect of reducing the rate of return on Bank's capital as a consequence of its obligations with respect to such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy), by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Company shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.


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                  (c)      Bank will promptly notify Company of any event of
         which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods.

                  2.12. Obligations Absolute. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Loan Documents or any other agreement or instrument related thereto;

                  (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Loan Documents or any other agreement or instrument related thereto;

                  (c) the existence of any claim, setoff, defense or other right which the Company may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Loan Documents, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

                  (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever, provided the Company shall be under no obligation to make any payment hereunder resulting from the Bank's gross negligence in accepting any such forged or fraudulent draft or document; or

                  (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement, or any of the other Loan Documents.

         3.       CONDITIONS PRECEDENT TO ISSUANCE; CHANGE OF INTEREST RATE
MODES.

                  3.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Bank will not issue the Letter of Credit unless and until the following conditions shall have been satisfied:

                  (a) Documents. Company and each other party to any Loan Document and Bond Documents, as applicable, shall have executed and delivered this Agreement, the Loan Agreement, and other required Loan Documents, the Indenture and all of the required Bond Documents, all in form and substance satisfactory to Bank.


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                  (b)      Supporting Documents. Company shall cause to be
delivered to Bank the following documents:

                           (i) A copy of the governing instruments of Company, and a good standing certificate of Company, certified by the appropriate official of its state of organization, if different;

                           (ii) Incumbency certificate of Company and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Company or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                           (iii) The legal opinion of Company's legal counsel addressed to Bank regarding such matters as Bank and its counsel may request; and

                           (iv) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Company is required under this Agreement to pay by the date of the initial Advance.

                  (c) Additional Documents. Company shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

                  (d) Payment of Fees. Company shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.

                  (e) Adverse Events. There shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States, North Carolina, Texas or Georgia banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

                  3.2. Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

                  (a) No Default. No Default or Event of Default then exists or would be caused by the making of such Tender Advance.

                  (b) Correctness of Representations. The representations and warranties contained in Article 4 of this Agreement, in the Loan Agreement, and in the Loan Documents are


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correct in all material respects on and as of the date of such Tender Advance as though made on and as of such date; and.

                  (c) No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Company from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                  (d) Further Assurances. Company shall have delivered such further documentation or assurances as Bank may reasonably require. Unless the Company shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true (in which case Company shall not be entitled to a Tender Advance), the Company shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

                  3.3. Changes in Interest Rate Modes. The Company shall not convert the interest rate mode on the Bonds to a different interest rate mode without the written consent of the Bank.

         4. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Agreement and to issue the Letter of Credit provided for herein, Company hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of the date of each Tender Advance), on behalf of it, that:

                  4.1. Valid Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on it; and it and each other Person which is a party to any Loan Document or Bond Document (other than Bank) has the power to make and perform the Loan Documents and Bond Documents executed by it, and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

                  4.2. Authority. The execution, delivery and performance thereof by it and each other Person (other than Bank) executing any Loan Document or Bond Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.


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                  4.3.     Financial Condition. Other than as disclosed in
financial statements delivered on or prior to the date hereof to Bank, neither it nor any Subsidiary has any direct or contingent obligations or liabilities (including any guarantees or leases) or any unrealized or anticipated losses from any commitments of such Person which could reasonably be expected to have a Material Adverse Effect; all such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Company or Subsidiary, as the case may be, as of the date thereof; and it is not aware of any adverse fact (other than facts which are generally available to the public and not particular to it, such as general economic or industry trends) concerning its financial or business condition or future prospects or any Subsidiary which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank; and it is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents and Bond Documents, it will be Solvent.

                  4.4. Litigation. There are no suits or proceedings pending, or to its best knowledge threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting it, any Subsidiary, or their assets, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

                  4.5. Agreements, Etc. Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter, limited partnership or other corporate restriction, materially adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

                  4.6. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by it or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any Authority having jurisdiction over such Person, which default could reasonably be expected to have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any Authority or agency is required with respect to the execution, delivery or performance of any Loan Document or Bond Document.

                  4.7. Investment Company Act. Neither it nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  4.8. Insider. It is not, and no Person having "control" (as that term is defined in 12 U.S.C.ss. 375(b)(5) or in regulations promulgated pursuant thereto) of it is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C.ss. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

                  4.9. Full Disclosure. There is no material fact which is known or which should be known by it that it has not disclosed to Bank which could have a Material Adverse Effect; and no Loan Document, nor any agreement, document, certificate or statement delivered by it to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by it necessary to keep the other statements from being misleading.

         5. AFFIRMATIVE COVENANTS OF COMPANY. Company covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Company and each Subsidiary:

                  5.1. Incorporation of Affirmative Covenants of Credit Agreement. Shall comply with the covenants, agreements and obligations of
Article VIII of the Credit Agreement, as if such covenants, agreements or obligations (as modified from time to time) were specified herein. In the event that the Credit Agreement shall terminate prior to the termination of this Agreement, such covenants, agreements or obligations in verbatim under Article VIII of the Credit Agreement existing at the time of the termination of the Credit Agreement shall become a part of this Agreement and shall be in effect hereunder.

                  5.2. Use of Letter of Credit. Shall use the Letter of Credit to secure its obligations with respect to the Bonds.

                  5.3. Maintenance of Business and Properties. Shall at all times maintain, preserve and protect its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, except for reasonable wear and tear, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all material licenses and permits necessary to the proper conduct of its business. Shall maintain insurance as may be required by law or as customary and usual.

                  5.4. Notice of Default. Shall provide to Bank immediate notice of (a) the occurrence of a Default or Event of Default and what action (if any) it is taking to correct the same, (b) any material litigation or any judgment against it or its assets, (c) any damage or loss to property that could reasonably be expected to have a Material Adverse Effect, (d) any Reportable Event, as defined in the Employment Retirement Income Security Act of 1974, as amended, that could reasonably be expected to have a Material Adverse Effect, (e) any rejection, return, offset, dispute, loss or other circumstance that could reasonably be expected to have a Material Adverse Effect, (f) the cancellation or termination of, or any default under, any agreement to which it is a party or by which any of its properties are bound, which cancellation or termination could reasonably be expected to have a Material Adverse Effect, or any acceleration of the maturity of any of its debt; and (g) any loss of licenses or permits, which loss could reasonably be expected to have a Material Adverse Effect.

         6. NEGATIVE COVENANTS OF COMPANY. Company covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, to comply with the covenants, agreements and obligations (as modified from time to time) in Article IX of the Credit Agreement, as if such covenants, agreements or obligations were specified herein. In the event that the Credit Agreement shall terminate prior to the termination of this agreement, such covenants, agreements or obligations in verbatim under Article IX of the Credit Agreement existing at the time of the termination of the Credit Agreement shall become a part of this Agreement and shall be in effect hereunder.

         7.       DEFAULT.

                  7.1. Events of Default. Each of the following shall constitute an Event of Default:

                  (a) There shall occur any default by Company in the payment of (i) any principal of or interest on or with respect to the Bonds,
(ii) any amounts due hereunder or under any other Loan Document or Bond Documents, or (iii) any other Obligations; or

                  (b) There shall occur any default by Company or any other party to any Loan Document or Bond Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document or such Bond Document not provided for elsewhere in this Section 7 and such Default shall continue for a period of 30 days after the earlier of (i) the day on which an officer of the Company first obtains actual knowledge of such default or (ii) notice thereof shall have been given to the Company by the Bank; or

                  (c) Any representation or warranty made by the Company or any other party to any Loan Document or Bond Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                  (d) Any Event of Default shall occur and be continuing under (and as defined in) the Credit Agreement; or

                  (e) Company or any Subsidiary or any other party to any Loan Document or Bond Document shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or take any corporate action for the purpose of effecting any of the foregoing; or

                  (f) An involuntary petition or complaint shall be filed against Company or any other party to any Loan Document or Bond Document seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Company or any other party to any Loan Document, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

                  7.2. Remedies. Without in any way limiting the right of Bank to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement or any of the other Loan Documents, upon or at any time after the occurrence of and during the continuation of, an Event of Default, all of the Obligations then outstanding (whether under this Agreement, any of the other Loan Documents or otherwise) shall, at the option of Bank and without notice or demand by Bank, become at once due and payable and Company shall forthwith pay to Bank, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations plus actual and reasonable attorneys' fees, if the same are collected by or through an attorney at law. From and after the date of such acceleration of the maturity of the Obligations, the unpaid principal amount of the Obligations shall bear interest at the Default Rate until paid in full. Furthermore, upon the occurrence of an Event of Default and at any time thereafter, the Bank may (A) pursuant to
Section 902 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (B) proceed hereunder, and under any of the Loan Documents and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

                  Bank may declare any or all Obligations to be immediately due and payable (if not earlier demanded), bring suit against Company to collect the Obligations, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

                  7.3. Deposits; Insurance. After the occurrence of and during the continuation of, an Event of Default, Company authorizes Bank to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

         8.       MISCELLANEOUS.

                  8.1. No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document or

Bond Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document, any Bond Document or otherwise.

                  8.2. Survival of Representations. All representations and warranties made herein shall survive the issuance of the Letter of Credit, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Bank to Company, and until this Agreement is formally terminated in writing.

                  8.3. Indemnification. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person): (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of the Bank in connection with paying drafts presented under the Letter of Credit or (B) the Bank's willful or negligent failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Credit Facility Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of the Bond Documents or Loan Documents or any transaction contemplated by any thereof. Anything herein to the contrary notwithstanding, nothing in this Section 8.3 is intended or shall be construed to limit the Company's reimbursement obligation contained in Article III hereof. Without prejudice to the survival of any other obligation of the Company, the indemnities and obligations of the Company contained in this Section 8.3 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date. Company's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Obligations, chargeable against Company's loan account, and shall survive termination of this Agreement.

                  8.4. Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

                  8.5. Reduction of Letter of Credit. The Letter of Credit is subject to reduction pursuant to its terms. If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

                  8.6. Liability of the Bank. The Company, to the extent permitted by applicable law, assumes all risks of the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

                  (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                  (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent but only to the extent, of any direct, as opposed to consequential damages suffered by the Company which the Company proves were caused by (i) willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) willful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee or credit facility trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  8.7. Notices. Any notice or other communication hereunder to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

                  Bank:            FIRST UNION NATIONAL BANK
                                   999 Peachtree Street
                                   Atlanta, Georgia 30309
                                   Attn: Portfolio Management
                                   and for Letter of Credit drawings

                                   First Union National Bank
                                   8739 Research Drive-URP4
                                   Charlotte, North Carolina  28262
                                   Attn:  International Trade Operations

                  Company:         Aaron Rents, Inc.
                                   309 E. Paces Ferry Road, N.E.
                                   Atlanta, Georgia  30305-2377
                                   Attn: Executive Vice President and CFO

                  8.8. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction). The Company hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with the International Standby Practices (1998) of the Institute of International Banking Law and Practice, International Chamber of Commerce Publication No. 590.

                  8.9. Indirect Means. Any act which the Company is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

                  8.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Company and Bank, and their respective successors and assigns; provided, that Company may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

                  8.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                  8.12. No Usury. Regardless of any other provision of this Agreement, the Bond Documents or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Company's obligations hereunder and under the Bond Documents and Loan Documents and not to the payment of interest, and (ii) if the Company's obligations hereunder and under the Bond Documents and Loan Documents have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of such obligations or the refunding of excess to be a complete settlement and acquittance thereof.

                  8.13. Powers. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

                  8.14. Approvals. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

                  8.15.    Binding Arbitration; Preservation of Remedies.

                  (a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents between the parties (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  (b) Special Rules. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the parties' entitlement to such remedies is a Dispute.

                  (d) No Punitive Damages. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

                  (e) Waiver of Jury Trial. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

                  8.16. Participations. Bank shall have the right to enter into one or more participation with other lenders with respect to the Obligations. Upon prior notice to Company of such participation, Company shall thereafter furnish to such participant any information furnished by Company to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    BANK:

                                    FIRST UNION NATIONAL BANK


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


                                    COMPANY:

                                    AARON RENTS, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                                         [SEAL]

                              SCHEDULE OF EXHIBITS


         Exhibit                    Section Reference                  Title
         -------                    -----------------                  -----

         A                          2.1     ("Letter of Credit")       Form of Letter of Credit

                               TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
1.       Definitions..........................................................................................1
2.       The Letter of Credit Facility........................................................................4
2.1.     Letter of Credit.....................................................................................4
2.2.     Reimbursement and Other Payments.....................................................................4
2.3.     Tender Advances......................................................................................5
2.4.     Letter of Credit Commission and Fees.................................................................6
2.5.     Overdue Amounts......................................................................................6
2.6.     Computation..........................................................................................6
2.7.     Payment Procedure....................................................................................7
2.8.     Business Days........................................................................................7
2.9.     Extension of Stated Expiration Date..................................................................7
2.10.    Statement of Account.................................................................................7
2.11.    Increased Costs; Reduced Returns.....................................................................7
2.12.    Obligations Absolute.................................................................................8
3.       Conditions Precedent to Issuance; Disbursement of Bond Proceeds; Change of Interest Rate Modes.......9
3.1.     Conditions Precedent to Initial Advance..............................................................9
3.2.     Conditions Precedent to Each Tender Advance.........................................................10
3.3.     Changes in Interest Rate Modes......................................................................10
4.       Representations and Warranties......................................................................10
4.1.     Valid Existence and Power...........................................................................10
4.2.     Authority...........................................................................................11
4.3.     Financial Condition.................................................................................11
4.4.     Litigation..........................................................................................11
4.5.     Agreements, Etc.....................................................................................11
4.6.     Authorizations......................................................................................11
4.7.     Investment Company Act..............................................................................12
4.8.     Insider  12
4.9.     Full Disclosure.....................................................................................12
5.       Affirmative Covenants of Company....................................................................12
5.1.     Incorporation of Affirmative Covenants of Credit Agreement..........................................12
5.2.     Use of  Letter of Credit............................................................................12
5.3.     Maintenance of Business and Properties..............................................................12
5.4.     Notice of Default...................................................................................13
6.       Negative Covenants of Company.......................................................................13
7.       Default.............................................................................................13
7.1.     Events of Default...................................................................................13

7.2.     Remedies 14
7.3.     Deposits; Insurance.................................................................................15
8.       Miscellaneous.......................................................................................15
8.1.     No Waiver, Remedies Cumulative......................................................................15
8.2.     Survival of Representations.........................................................................15
8.3.     Indemnification.....................................................................................15
8.4.     Transfer of Letter of Credit........................................................................16
8.5.     Reduction of Letter of Credit.......................................................................16
8.6.     Liability of the Bank...............................................................................16
8.7.     Notices  17
8.8.     Governing Law.......................................................................................17
8.9.     Indirect Means......................................................................................18
8.10.    Successors and Assigns..............................................................................18
8.11.    Counterparts........................................................................................18
8.12.    No Usury 18
8.13.    Powers   18
8.14.    Approvals...........................................................................................18
8.15.    Binding Arbitration; Preservation of Remedies.......................................................18
8.16.    Participations......................................................................................19


                                     -ii-